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Consent of Independent Registered Public Accounting Firm

CounterPath Corporation

Vancouver, British Columbia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 10, 2019, relating to the consolidated financial statements of CounterPath Corporation appearing in the Company's Annual Report on Form 10-K for the period ended April 30, 2019. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

(signed) "BDO Canada LLP"

BDO Canada, LLP

Vancouver, British Columbia

February 24, 2020

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

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